UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.       )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Tesla, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On October 29, 2026, Tesla, Inc. (“Tesla”) sent a letter to shareholders, a copy of which is attached as Exhibit 1, and (ii) updated its website, www.VoteTesla.com, a copy of which is attached as Exhibit 2.

Additional Information and Where to Find It

Tesla has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and a proxy card with respect to its solicitation of proxies for Tesla’s 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”). The Definitive Proxy Statement contains important information about the matters to be voted on at the 2026 Annual Meeting. SHAREHOLDERS OF TESLA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TESLA HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TESLA AND THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING. Shareholders are able to obtain free copies of these documents, and other documents filed with the SEC by Tesla, through the website maintained by the SEC at www.sec.gov. In addition, shareholders are able to obtain free copies of these documents from Tesla by contacting Tesla’s Investor Relations by e-mail at ir@tesla.com, or by going to Tesla’s Investor Relations page on its website at ir.tesla.com.

Participant Information

Tesla, its directors (Elon Musk, Robyn Denholm, Ira Ehrenpreis, Joe Gebbia, Jack Hartung, James Murdoch, Kimbal Musk, JB Straubel and Kathleen Wilson-Thompson), and certain of its executive officers (Vaibhav Taneja and Tom Zhu) are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from Tesla’s shareholders in connection with the matters to be considered at the 2026 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the sections titled “Executive Compensation for Fiscal Year 2025” and “Compensation of Directors” in the Definitive Proxy Statement commencing on pages 36 and 61, respectively, and is available here. Information regarding the participants’ holdings of Tesla’s securities can be found in the section titled “Ownership of Securities” in the Definitive Proxy Statement commencing on page 68 and is available here.

Exhibit 1

Dear Tesla Shareholders, We have always set ambitious goals at Tesla. Achieving them requires the right team and the right leadership at both the management and Board levels. At our Annual Meeting on December 3, 2026, our three Class I Directors — Elon Musk, Robyn Denholm and JB Straubel — are up for re-election. We have all the building blocks necessary to propel us into our next phase of transformational growth, but we must keep the leadership that has proven key to Tesla’s success. We are asking you to vote FOR ALL proposals on this year’s ballot — most importantly, the re-election of our three Class I Directors. Thank you for your continued support of Tesla. Sincerely, The Tesla Board of DirectorsDecember 3, 2026 at 3:00 PM CT2026 Annual Meeting of ShareholdersVote “FOR” the re-election of our Class I Directors and ALL proposals on this year’s ballot.VoteTesla.comOur Terafab factory in Texas will secure the supply of critical components as we scale for massive capacity.

What Others Call Impossible, This Board Calls Opportunity

Drawing on their collective vision, skills and experience, our Directors have overseen and guided the strategic plans that have made Tesla one of the most valuable companies in the world and created growth and shareholder returns that others thought were impossible.

As outlined in our Master Plan IV, the Board has again identified "moonshot" initiatives that we believe will benefit humanity and drive our next phase of transformational growth, including the expansion of our Robotaxi service, deployment of Cybercab, and the production and deployment of Optimus. This Board has also repeatedly demonstrated it has the vision and expertise to build the supply chain behind these new products — from expanding our global network of Gigafactories to launching our Terafab initiative, which will secure the supply of critical components as we scale for massive capacity.

We have come a long way, but we still feel the best is yet to come.



Grew annual revenue (on a trailing twelve-month basis) to $100+ billion[1]



Revolutionized the vehicle-buying and ownership experience with an international network of stores, service centers and Supercharger stations



Drove TSR 35,566% since IPO[2]



Expanded into energy generation and storage to create a vertically integrated sustainable energy company



Manufactured all-electric vehicles from the ground up — including Model Y, the best-selling vehicle of any kind globally in 2025



Pioneered the revolutionary "unboxed" manufacturing process to dramatically reduce cost, production time, and factory footprint



Grew FSD (Supervised) usage exponentially, now reaching 1.74 million paid customers globally with a record ~75% attach rate for new vehicle deliveries in North America as of Q3 2026



Unveiled the Next Gen Roadster in October 2026, demonstrating the strength of our engineering capabilities



Continued building the manufacturing backbone for our next phase of growth — Semi factory opening in Nevada and high-volume Optimus production line in Fremont



Delivered more than 10 million vehicles to date — scaling our core vehicle production 10x in just six years

Vote "FOR" the re-election of our Class I Directors and ALL proposals on this year's ballot.

This Board Will Make Our Mission a Reality: A World of Amazing Abundance for All

Our Board has been carefully built over time to include individuals with complementary expertise and the technical and financial skills needed to oversee Tesla's future. The three Class I Directors up for re-election are highly engaged, know the business inside and out, and have the vision and experience that are core to Tesla's success. As we embark on this next phase of transformational growth, we need their unique expertise and perspectives more than ever.

This is a Board that has always put shareholders first — and that will never change



Elon Musk

CEO and Director

Elon is the architect of our transformation from an early-stage startup to one of the most valuable companies in the world and the visionary force behind our mission to build a world of amazing abundance. As our CEO and one of our founders, he brings vision, technical expertise and drive that are as essential to Tesla's next chapter as they were to every milestone that came before it.



Robyn Denholm

Board Chair

Robyn brings nearly 30 years of executive leadership across global technology and telecommunications companies, along with deep financial and operational expertise. Her steady leadership has shaped the governance framework that has guided Tesla through our most consequential moments. Now, her continued leadership is critical to delivering on the plan she helped develop.

Committee Memberships: Audit Committee (Chair); Compensation Committee; Nominating and Corporate Governance Committee; Disclosure Controls Committee (Chair)



JB Straubel

Director

As one of our founders, JB spent over a decade at the heart of Tesla's technology development, research and operations — bringing unmatched knowledge of how Tesla was built and where we are going. His expertise in cleantech and battery innovation makes him an invaluable voice as Tesla continues to push the boundaries of sustainable energy.



Optimus

The production and deployment of Optimus will help drive our next phase of transformational growth.

VoteTesla.com

If you need help voting your shares or have any questions, please contact our proxy solicitor, Innisfree M&A Incorporated.Questions?How to Vote Your SharesVote Online Locate your control number on your proxy materials, visit the listed website, and follow the instructions. If received by email, click the link and follow the instructions.Vote by Phone Registered shareholders can locate the number on your proxy materials, dial the number indicated and follow the prompts.Vote by QR Code If your proxy materials include a QR code, scan the QR code using your mobile device and follow the instructions.Vote by Mail Mark, sign and date the proxy card and return it in the pre-paid envelope provided.Tesla © 2026 VoteTesla.comShareholders +1 (877) 717-3936 (U.S. and Canada) OR +1 (412) 232-3651 (all other countries) Banks and Brokers +1 (212) 750-5833 (collect)Additional Information and Where to Find It Tesla, Inc. (“Tesla”) has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and a proxy card with respect to its solicitation of proxies for Tesla’s 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”). The Definitive Proxy Statement contains important information about the matters to be voted on at the 2026 Annual Meeting. SHAREHOLDERS OF TESLA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TESLA HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TESLA AND THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING. Shareholders are able to obtain free copies of these documents, and other documents filed with the SEC by Tesla, through the website maintained by the SEC at www.sec.gov. In addition, shareholders are able to obtain free copies of these documents from Tesla by contacting Tesla’s Investor Relations by e-mail at ir@tesla.com, or by going to Tesla’s Investor Relations page on its website at ir.tesla.com.Participant Information Tesla, its directors (Elon Musk, Robyn Denholm, Ira Ehrenpreis, Joe Gebbia, Jack Hartung, James Murdoch, Kimbal Musk, JB Straubel and Kathleen Wilson-Thompson), and certain of its executive officers (Vaibhav Taneja and Tom Zhu) are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from Tesla’s shareholders in connection with the matters to be considered at the 2026 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the sections titled “Executive Compensation for Fiscal Year 2025” and “Compensation of Directors” in the Definitive Proxy Statement. Information regarding the participants’ holdings of Tesla’s securities can be found in the section titled “Ownership of Securities” in the Definitive Proxy Statement.1. For the twelve months ended September 30, 2026. 2. Source: FactSet; Total Shareholder Return (TSR) calculated from June 29, 2010 (Tesla’s IPO price per share) through close of business on October 28, 2026, based on Tesla, Inc. (TSLA) share price performance and reinvested dividends over the period.

Exhibit 2

Resources Shareholder Letters Oct 29, 2026 - Shareholder Letter: The Board that Created the Mission Are the Ones to Carry It Forward Oct 19, 2026 - Shareholder Letter: From Master Plan to Life-Changing Reality of Amazing Abundance